Exhibit 99.1
FOR IMMEDIATE RELEASE
CONTACTS:
Jerry Parrott
Vice President, Corporate Communications
301/315-2777
Kate de Santis
Director, Investor Relations
301/251-6003
HUMAN GENOME SCIENCES APPOINTS KEVIN STARR TO ITS BOARD OF DIRECTORS
ROCKVILLE, Maryland — October 19, 2006 — Human Genome Sciences, Inc. (Nasdaq: HGSI) announced today that Kevin Starr, former Chief Operating Officer and Chief Financial Officer of Millennium Pharmaceuticals, has been appointed to the HGS Board of Directors.
“Kevin Starr brings more than 20 years of experience to HGS in financial, technology, business and operating management,” said H. Thomas Watkins, President and Chief Executive Officer, Human Genome Sciences. “He has played a key strategic role in the evolution of several companies from research through the commercialization of products. We are honored to have him join our Board of Directors, and we look forward to benefiting from his experience and insight as we continue to advance our products through late-stage development and transform HGS into a commercial company.”
Mr. Starr retired from his role at Millennium Pharmaceuticals in 2003, and currently serves on the Boards of Directors and as chairman of the audit committees of Alnylam Pharmaceuticals, Konarka Technologies and Vitae Pharmaceuticals. He also serves on the Board of Directors of Cambridge Savings Bank as well as its executive committee and board of investment. Before joining Millennium, Mr. Starr was corporate controller and head of finance at Biogen Inc. for seven years. Mr. Starr is also active in strategic consulting and biotech venture capital. He holds a B.A. in Mathematics and Business from Colby College, and an M.S. in Corporate Finance from Boston College.

About Human Genome Sciences
The mission of Human Genome Sciences is to discover, develop, manufacture and market innovative drugs that serve patients with unmet medical needs, with a primary focus on protein and antibody drugs.
The HGS clinical development pipeline includes drugs to treat hepatitis C, lupus, anthrax disease, cancer, rheumatoid arthritis and HIV/AIDS. The Company’s primary focus is rapid progress toward the commercialization of its two lead compounds, Albuferon™ for hepatitis C, and LymphoStat-B™ for lupus. Both compounds are expected to advance to Phase 3 clinical trials in 2006.
In June 2006, HGS announced that the U.S. Government exercised its option under an existing contract to purchase 20,000 doses of ABthrax™ for the treatment of anthrax disease. Other HGS compounds in clinical development include three TRAIL receptor antibodies for the treatment of hematopoietic and solid malignancies, in addition to an antibody to the CCR5 receptor for the treatment of HIV/AIDS.
For more information about HGS, please visit the Company’s web site at www.hgsi.com. Health professionals or patients interested in inquiring about clinical trials of HGS products in development are encouraged to inquire via the Contact Us section of the company’s web site, www.hgsi.com/products/request.html, or by calling us at (301) 610-5790, extension 3550.
HGS, Human Genome Sciences, ABthrax, Albuferon and LymphoStat-B are trademarks of Human Genome Sciences, Inc.
Safe Harbor Statement
This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on Human Genome Sciences’ current intent, belief and expectations. These statements are not guarantees of future performance and are subject to certain risks and uncertainties that are difficult to predict. Actual results may differ materially from these forward-looking statements because of the Company’s unproven business model, its dependence on new technologies, the uncertainty and timing of clinical trials, the Company’s ability to develop and commercialize products, its dependence on collaborators for services and revenue, its substantial indebtedness and lease obligations, its changing requirements and costs associated with planned facilities, intense competition, the uncertainty of patent and intellectual property protection, the Company’s dependence on key management and key suppliers, the uncertainty of regulation of products, the impact of future alliances or transactions and other risks described in the Company’s filings with the Securities and Exchange Commission. In addition, the Company will continue to face risks related to animal and human testing, to the manufacture of ABthrax and to FDA concurrence that ABthrax meets the requirements of the ABthrax contract. If the Company is unable to meet the product requirements associated with the ABthrax contract, the U.S. Government will not be required to reimburse the Company for the costs incurred or to purchase any ABthrax doses. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. Human Genome Sciences undertakes no obligation to update or revise the information contained in this announcement whether as a result of new information, future events or circumstances or otherwise.
###

2